Exhibit 10.5

[LOGO] DahSingBank                                     Dah Sing Financial Centre
                                                       108 Gloucester Road,
                                                       Hong Kong

19th June, 2006

Private & Confidential

Concord Camera HK Limited
14/F., ADP Pentagon Centre,
98 Texaco Road,
Tsuen Wan

For kind attention of
Mr. Paul Wong

Dear Sirs,

Re: Banking Facilities

We have the pleasure to inform you that we are placing at your disposal the under-mentioned banking facilities to expire on 30th June, 2007 subject to the following terms and conditions: -

      OPENING OF LETTERS OF CREDIT
      &/OR DRAFT LOAN (30 DAYS)
      &/OR NEGOTIATING EXPORT L/C WITH
      LETTER OF GUARANTEE
      &/OR OUTWARD BILLS LOAN (30 DAYS) ............ USD2,280,000.00
                                                     (equ HKDl7,784,000.00)

Within this line, USDl,897,000.00 (equ HKD14,800,000.00) is available for Trust Receipt (120 days) &/or Invoice Financing (120 days) & / or Packing Loan (120 days) & / or Advance Against Receivable (120 days).

      Interest Rate:
      Hong Kong Dollar:       @1.5% p.a. over HK Inter-bank Offer Rate or

      For US Dollar:          @1.5% p.a. over London Inter-Bank Offer Rate;
      Foreign Currency:       @1.5% p.a over Base Rate.

      Notes:
      1. Maximum for D/L and T/R under one transaction is not to exceed 120 days.

      2. L/C commission, commission in lieu of exchange and HKD bills commission to be charged at:

            -     1/4% for the first USD50,OOO.OO;

            -     1/16% for the balance

      3. Packaging loan is up to 80% of export L/C amount and tenor is set for 120 days from date of advance or expiry date of export L/C whichever is earlier.

                                                                         Cont./-

--------------------------------------------------------------------------------
       Telephone: 2507 8866    Cable: Dahsingbank    Telex: 74063 DSB HX
                  Fax: 2598 5052    Website: www.dahsing.com

DahSingBank, Ltd

19th June, 2006

Concord Camera HK Limited

4.    For Invoice Financing, it is restricted to the following suppliers:

      i.    Ability Enterprise Co Limited

      ii.   Gauss Electronics Co Limited

      iii.  Kin Sang Chemical Limited

      iv.   Shenzhen Laiyinda Industrial Co Limited

      v.    Golden Eagle (Tianjin) Electronics Co Limited

5. For Advance Against Receivable, maximum up to 90% of the sales invoices to the buyers and documents no need to send out through our Bank. It is also restricted to the buyer Boots (Retail Buying) Limited, England

      TERMS & CONDITIONS:

      1) Against pledge of fixed deposit for not less than USD1,000,000.00 in the name of Concord Camera HK Limited.

      2) Against corporate guarantee of Concord Camera Corp., New Jersey, USA for USD2,280,000.00.

      3) Audited financial statements of the borrowing company and the guarantor to be submitted for our reference not later than 9 months from the respective statement date.

      4) Undertaking by the borrowing company to maintain company net worth not less than HKD80,000,000.00.

      5) Undertaking by the borrowing company to have audited report with net profit for the business by financial year ended 30/6/2007.

      6)    Undertaking  by  the  borrowing  company  to  direct   import/export
            business to our Bank Not less than HKD60,000,000.00 per year.

      7)    Arrangement fee of HKD4,000.00 to be collected.

Other Terms and Conditions

The above credit facilities are available for your acceptance and/or draw down within 2 months from the date hereof and are subject to complete collateral and/or documentation at all times.

The facilities are subject to review at any time and also subject to our overriding right of withdrawal and repayment on demand.

                                                                         Cont./-

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DahSingBank, Ltd

                                      -3-

19th June, 2006
Concord Camera HK Limited

Any amount(s) which is(are) due but not paid on the due date(s) or any unauthorized overdraft (including overdraft after the expiry of relative O/D limit) or overdraft exceeding the approved O/D limit will be subject to charge of overdue interest or unauthorized O/D interest at the Bank's then prevailing rate(s). Interest on O/D may be compounded monthly. The Bank shall have the sole discretion to change such interest rate(s) from time to time.

The Borrower and/or Guarantor hereby undertakes to inform the Bank as soon as there is any change in the directorship or partners of the company or partnership.

In respect of the Code of Banking Practice, we would draw to your attention that by accepting this facility letter, you have given your consent to our providing, from time to time, relevant information or documents in respect of the above facilities or any subsequent amendment/renewal thereof including but not limited to loan outstanding, statement of account, copy of contract evidencing the obligation guaranteed and copy of formal demand for overdue payments to the guarantor(s) or securities providers of the facilities.

Please note that Section 83 of the Banking Ordinance has imposed on us as a licensed bank certain limitations on advances to persons related to our directors and employees. In acknowledging this Facility Letter, you undertake to advise us whether you are in any way related to any of our directors or employees within the meaning of Section 83. In the absence of such advice, we will assume that you are not so related. You are also requested to advise us in writing should you become so related subsequent to acknowledging this Facility Letter.

Our Insurance Division offers full range of insurance services. As our valuable clients, our insurance colleagues are pleased to provide you with professional advice and esteemed services at privileged pricings on various types of insurance. Should you require further information, please feel free to contact Mr. Jack Ng, Manager of Dah Sing Insurance Agency Ltd., at tel. no. 2921-6202 or fax no. 2598-8008.

Please confirm your acceptance of the above by signing and returning to us the duplicate copy of this letter at your earliest convenience.

It is our pleasure to commence relationship with your company. Please be assured of our best services at all times and we look forward to developing a mutually beneficial relationship between our two organizations.

                                                  I (WE) HEREBY CONFIRM MY (OUR)
                                                  UNDERSTANDING AND ACCEPTANCE
                                                  OF THIS LETTER

Yours faithfully,                                 For and On behalf of
For and on behalf of                              CONCORD CAMERA HK LIMITED
Dah Sing Bank, Limited
                                                  /s/ Gerald J. Angeli
                                                  -----------------------------
                                                  (AUTHORIZED SIGNATURES)
                                                  (WITH CO. CHOP IF ANY)

/s/ [ILLEGIBLE]
----------------------------------
Authorized Signature
Commercial Banking Division
VT/HH/3916/jy